                                                                    EXHIBIT 4(c)




                           AMENDMENT AND RESTATEMENT

                                    OF THE

                            FUQUA INDUSTRIES, INC.
                         EMPLOYEES STOCK PURCHASE PLAN

                                      AS

                             THE ACTAVA GROUP INC.
                         EMPLOYEES STOCK PURCHASE PLAN





                                  Prepared by:

                               TROUTMAN SANDERS
                             600 Peachtree Street
                                  Suite 5200
                          Atlanta, Georgia 30308-2216
                                (404) 885-3000

                           AMENDMENT AND RESTATEMENT
                                    OF THE
                            FUQUA INDUSTRIES, INC.
                         EMPLOYEES STOCK PURCHASE PLAN
                                      AS
                             THE ACTAVA GROUP INC.
                         EMPLOYEES STOCK PURCHASE PLAN


                               TABLE OF CONTENTS

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                                                                                                                    PAGE NO.
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
                                                        ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE II

PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         2.1     Eligibility Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.2     Participation upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.3     Rights of Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                       ARTICLE III

VOLUNTARY EMPLOYEE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         3.1     Voluntary Employee Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.2     Collection of Voluntary Employee Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.3     Separate Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.4     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE IV

EMPLOYER MATCHING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         4.1     Employer Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE V

IN-SERVICE WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         5.1     In Service Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.2     Form of Distribution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE VI

LIMITATIONS ON EMPLOYER MATCHING CONTRIBUTIONS AND VOLUNTARY EMPLOYEE CONTRIBUTIONS   . . . . . . . . . . . . . . . .  23

         6.1     Effective Date and Special Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.2     Limitations on Employer Matching and Voluntary
                 Employee Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.3     Special Rules for Employer Matching and Voluntary Employee Contributions . . . . . . . . . . . . . .  25
         6.4     Distribution of Excess Aggregate Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       ARTICLE VII

ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         7.1     Rollovers and Transfers from Other Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE VIII

OVERALL LIMITATIONS ON CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         8.1     Section 415 Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.2     Special Rules for Plans Subject to Overall Limitations
                 Under Code Section 415(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.3     Correction of Contributions in Excess of Section 415 Limits  . . . . . . . . . . . . . . . . . . . .  36
         8.4     Combination of Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE IX

PROVISIONS PERTAINING TO THE FROZEN PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         9.1     Eligibility and Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.3     Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.4     Accounts of Participants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.5     Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.6     Distribution of Frozen Plan Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                        ARTICLE X

VOTING COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         10.1    Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                        ARTICLE XI

ALLOCATIONS AND ACCOUNTS OF PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         11.1    Investment of Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.2    Valuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.3    Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.4    Determinations of Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                       ARTICLE XII

RETIREMENT, DEATH, DISABILITY AND TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         12.1    100% Vesting in All Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.2    Normal Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.3    Late Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.4    Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.5    Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.6    Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE XIII

DISTRIBUTION OF BENEFITS TO PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         13.1  Form of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         13.2  Commencement of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         13.3  Earnings for Deferred Accounts or Installment
                  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         13.4  Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         13.5  Account Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.6  Cash-Out Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         13.7  Buy-Back Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.8  TEFRA 242(b)(2) Transitional Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.9  Requirement for Direct Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.10 Consent and Notice Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                       ARTICLE XIV

CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         14.1    Filing of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.2    Denial of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.3    Review of Denial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.4    Decision upon Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.5    Extension of Claim Procedure Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                        ARTICLE XV

THE PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         15.1    Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         15.2    Responsibilities in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         15.3    Payment Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         15.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         15.5    No Discrimination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         15.6    Requests by Trustee for Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         15.7    Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                       ARTICLE XVI

THE TRUST FUND AND TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         16.1    Existence of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         16.2    Exclusive Benefit Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         16.3    Removal of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         16.4    Powers of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         16.5    Integration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                       ARTICLE XVII

AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         17.1    Right to Amend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         17.2    Right to Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         17.3    Distributions upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                      ARTICLE XVIII

TOP HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         18.1    Top Heavy Provisions and Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         18.2    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         18.3    Determination of Top Heavy Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         18.4    Special Provisions Required by Top Heavy Plan Status . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                       ARTICLE XIX

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         19.1  Prohibition Against Diversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         19.2  Prudent Man Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         19.3  Responsibilities of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         19.4  Reports Furnished Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         19.5  Reports Available to Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         19.6  Reports Upon Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         19.7  Merger or Consolidation of Plan Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         19.8  Non-Alienation or Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         19.9  Plan Continuance Voluntary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         19.10 Suspension of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         19.11 Payments to Minors and Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         19.12 Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         19.13 Merger or Consolidation of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         19.14 Amendment of Former Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         19.15 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         19.16 Agreement Not An Employment Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         19.17 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         19.18 Headings Not Part of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                           AMENDMENT AND RESTATEMENT
                                    OF THE
                            FUQUA INDUSTRIES, INC.
                         EMPLOYEES STOCK PURCHASE PLAN
                                      AS
                             THE ACTAVA GROUP INC.
                         EMPLOYEES STOCK PURCHASE PLAN

         WHEREAS, Fuqua Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, established the Fuqua Industries, Inc. Employees Stock Purchase Plan, effective as of July 1, 1970; and

         WHEREAS, the Fuqua Industries, Inc. Employees Stock Purchase Plan was subsequently amended and restated effective as of November 11, 1987, to comply with the Tax Equity and Fiscal Responsibility Act of 1984 ("TEFRA"), the Tax Reform Act of 1984 ("TRA '84") and the Retirement Equity Act of 1984 ("REA"); and

         WHEREAS, effective July 19, 1993, Fuqua Industries, Inc. changed its name to The Actava Group Inc. ("Employer" or "Plan Sponsor") and changed the name of the plan to The Actava Group Inc. Employees Stock Purchase Plan ("Plan"); and

         WHEREAS, the Employer has determined that it is in the best interest of Plan Participants and Beneficiaries to again amend and restate the Plan to comply with the provisions of the Tax Reform Act of 1986 and subsequent legislation ("TRA '86") and to make certain other modifications.

         NOW THEREFORE, in order to accomplish these purposes, the Board of Directors of the Employer has, by appropriate resolutions, adopted an amendment and restatement of the Plan, as hereinafter stated to be effective as of January 1, 1989, except as otherwise specifically provided herein.

         It is intended that the Plan, as amended and restated, together with the Trust Agreement, meet all the requirements of the Internal Revenue Code of 1986 ("Code"), and the Plan shall be interpreted, wherever possible, to comply with the terms of the Code and the Employee Retirement Income Security Act of 1974 ("ERISA") and all formal regulations and rulings issued under the Code and ERISA.

         All contributions made by the Employer to this Plan are expressly conditioned upon the qualification of the Plan under Section 401(a) of the Code, and upon the deductibility of such contributions under Section 404 of the Code.

                                   ARTICLE I

                                  DEFINITIONS

         As used in this Plan and the accompanying Trust Agreement the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

         1.1 The term "Accounts" shall mean, collectively, the accounts established and maintained under the Plan for a Participant. In addition to such other Accounts as the Plan Administrator may deem necessary, the Plan Administrator shall establish and maintain separate Accounts for each Participant to be designated as follows:

         (a) "Employer Matching Contribution Account" which shall reflect a Participant's interest in the Plan resulting from any Employer Matching Contributions made by the Employer pursuant to Section 4.1 hereof, and allocated to a Participant's Account by reason of the Voluntary Employee Contributions made on his behalf, as adjusted to reflect income, gains, losses and other credits or charges attributable thereto. There may also be established under a Participant's Employer Matching Contribution Account, a sub-account to separately reflect the Participant's interest in the Plan resulting from any Employer contributions deemed "Qualified Nonelective Matching Contributions" under Section 401(m) of the Code made pursuant to
Section 6.1(d) hereof.

         (b) "Frozen Plan Account" which shall reflect a Participant's interest in the Plan resulting from any Employer contributions made by the Employer pursuant to Article IX hereof and allocated to a Participant's Account, as adjusted to reflect dividends attributable thereto.

         (c) "Rollover Account" which shall reflect a Participant's interest in the Plan resulting from any direct transfers made on his behalf or any "rollover contributions" the Participant may make from the TRASOP pursuant to Section 7.1 hereof, as adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto.

         (d) "Voluntary Employee Contribution Account" which shall reflect a Participant's interest in the Plan resulting from any Voluntary Employee Contributions made pursuant to Section 3.1 hereof, as adjusted pursuant to the Plan to reflect income, gains, losses and other credits or charges attributable thereto.

         1.2 The term "Average Market Value" shall mean the average of the closing prices of a share of Common Stock on The New York Stock Exchange composite transactions, as published in The Wall Street Journal, for the 20 trading days preceding the date on which such average is determined.

         1.3 The term "Basic Compensation" shall mean the actual compensation for services rendered paid by the Employer to the Employee during the Plan Year, which compensation is currently includable in the Employee's gross income, as reported on the Employee's Federal Income Tax Withholding Statement (Form W-2). However, Basic Compensation shall exclude the following amounts:

                          (1) any other Employer contributions to this Plan or to any other retirement or welfare plan established by the Employer; or

                           (2)     any amounts paid on an irregular or
                 discretionary basis as incentive awards.

         Notwithstanding the above provisions, for purposes of defining the terms "Highly Compensated Employee" and "Family Member", "compensation" shall mean compensation within the meaning of Code Section 415(c)(3) without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Section 403(b) of the Code. Therefore, compensation includes elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

         Effective for Plan Years beginning after December 31, 1988 and before January 1, 1994, the Basic Compensation of each Participant taken into account for purposes of determining all benefits provided under the Plan for a Plan Year shall not exceed $200,000 (as such amount may be adjusted by the Secretary of the Treasury).

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an Employee's allocations in the current Plan Year, the compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

         For purposes of applying the annual compensation limit under Section 401(a)(17) of the Code, the rules of Section 414(q)(6) of the Code shall apply whereby the family unit of an Employee who is a five percent owner or is both a Highly Compensated Employee and one of the 10 most Highly Compensated Employees will be treated as a single Employee with one Basic Compensation and the applicable dollar limitation shall be allocated among the members of the family unit in proportion to each such member's Basic Compensation. For purposes of this Section 1.3, a "family unit" is an Employee who is a five percent owner or one of the 10 most

Highly Compensated Employees, the Employee's spouse and the Employee's lineal descendants who have not reached age 19 before the close of the Plan Year.

         For purposes of applying the nondiscrimination test of Section 401(m) of the Code, the period used to determine an Employee's Basic Compensation for a Plan Year must be either the Plan Year or the calendar year ending within the Plan Year, as selected by the Employer. Whichever period is selected shall be applied uniformly to determine the Basic Compensation of every eligible Employee under the Plan for that Plan Year for purposes of such non-discrimination testing. The Employer may, however, limit the period taken into account under either method to that portion of the Plan Year or calendar year in which the Employee was eligible to participate in the Plan, provided, however, that such limited period shall be applied uniformly to all eligible Employees under the Plan for the Plan Year.

         1.4 The term "Beneficiary" shall mean the spouse of the Participant living at the Participant's death, unless such spouse has previously consented to the designation of another person, estate, trust or organization as Beneficiary in the manner required under Article XII hereof. The Beneficiary of an unmarried Participant, and of a married Participant with a consenting spouse, shall be the person, trust, estate or organization designated by the Participant to receive his benefit under the Plan upon his death. If neither the Beneficiary nor Contingent Beneficiary survives the Participant or if no Beneficiary or Contingent Beneficiary has been effectively named, the distribution of benefits will be determined in accordance with Section 13.4 below.

         1.5 The term "Board of Directors" shall mean the Board of Directors of Fuqua Industries, Inc. Effective July 19, 1993, the term "Board of Directors" shall mean the Board of Directors of The Actava Group Inc.

         1.6 The term "Break in Service" shall mean a Plan Year or an Eligibility Computation Period during which the Participant has not completed more than 500 Hours of Service.

         A Break in Service shall not be deemed to have occurred in the case of any Employee who is absent from work for any period by reason of (a) pregnancy of the Employee; (b) the birth of a child of the Employee; (c) placement of a child with the Employee in connection with the adoption of a child by the Employee; or (d) caring for such child for a period beginning immediately following such birth or adoption. An Employee who is absent from work for maternity or paternity reasons shall receive, solely for purposes of determining whether a Break in Service has occurred, credit for the Hours of Service which would otherwise have been credited to such individual, or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day for such absence. Notwithstanding the above, no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties. Any hours credited pursuant to this paragraph shall be credited as Hours of Service only (a) in the Plan Year or Eligibility Computation Period in which the absence from work begins for one of the permitted reasons if the crediting is necessary to prevent a Break in Service in that period, or (b) in the immediately following Plan Year or Eligibility Computation Period in any other case.

         No credit will be given pursuant to the preceding paragraph unless the Employee furnishes the Plan Administrator such timely information as may be required to establish that the absence from work is for the reasons described in the above paragraph and the number of days for which there was such an absence.

         1.7 The term "Common Stock" shall mean shares of common stock, $1 par value, of Fuqua Industries, Inc. Effective July 19, 1993, the term "Common Stock" shall mean shares of common stock, $1 par value, of The Actava Group Inc.

         1.8 The term "Contingent Beneficiary" shall mean the person, estate, trust, or organization duly designated by the Participant to receive any death benefit from the Plan in the event the designated Beneficiary does not survive the Participant.

         1.9 The term "Defined Benefit Plan" shall mean any plan which is not a Defined Contribution Plan.

         1.10 The term "Defined Contribution Plan" shall mean a plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains, losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

         1.11 The term "Determination Year" shall mean the Plan Year that is being tested.

         1.12 The term "Effective Date" shall mean the original effective date of the Plan, July 1, 1970. The effective date of this amendment and restatement is January 1, 1989, unless otherwise specifically provided herein.

         1.13 The term "Eligibility Computation Period" shall initially mean the 12-consecutive month period commencing with the date on which an Employee first performs an Hour of Service for the Employer. The succeeding 12-consecutive month periods shall commence with the first and succeeding anniversaries of the Employee's employment commencement date. Years of Service and Breaks in Service shall be measured on the same Eligibility Computation Period.

         1.14 The term "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Voluntary Employee Contributions or Employer Matching Contributions allocated to his Accounts for the Plan Year.

         The Plan shall take into account the actual contribution ratios of all Eligible Participants for purposes of the Actual Contribution Percentage test set forth in Section 401(m) of the Code. For this purpose, the term Eligible Participant shall mean any Employee who is directly or indirectly eligible to receive an allocation of Employer Matching Contributions or to make Voluntary Employee Contributions and includes: (a) an Employee who would be a Plan Participant but for the failure to make required contributions; (b) an Employee whose right to make Voluntary Employee Contributions or receive Employer Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; and (c) an Employee who cannot make a Voluntary Employee Contribution or receive a Matching Employer Contribution because Code Sections 415(c)(1) or 415(e) prevent the Employee from receiving additional Annual Additions. In the case of an Eligible Participant who makes no Voluntary Employee Contributions and who receives no Matching Employer Contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

         1.15 The term "Employee" shall mean each individual employed by the Employer maintaining the Plan or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code. The term Employee shall not, however, include leased employees within the meaning of
Section 414(n)(2) of the Code.

         1.16 The term "Employer" shall mean the Plan Sponsor, its successors and assigns, and, subject to the provisions of Section 19.13, any company into which the Plan Sponsor may be merged or consolidated or to which all or substantially all of its assets may be transferred. The term Employer shall also include any other corporation, partnership or sole proprietorship which has adopted or hereafter adopts the Plan by action of its board of directors with the approval of the Plan Sponsor. In addition, for purposes of determining an Employee's Hours of Service, the term "Employer" shall include:

         (a) any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c) and (m) of the Code, respectively) of which an Employer adopting the Plan is a member, but only for such period as the corporation or trade or business and the adopting Employer are or were considered members of the group;

         (b) any corporation or trade or business for which a "leased employee" (within the meaning of Section 414(n) of the Code) performs services, but only for such period as the leased employee performs such services; and

         (c) any corporation or trade or business which has been acquired directly or indirectly by the Plan Sponsor, provided that such corporation or trade or business shall be treated as an Employer under this Plan only during such Plan Years as are designated by the Board of Directors of the Plan Sponsor, and only with respect to those persons employed by such corporation or trade or business on the date it was acquired by the Plan Sponsor.

         For purposes of the defined terms "Highly Compensated Employee", "Non-Highly Compensated Employee" and "Family Member", an "Employer" shall mean the corporation, partnership or sole proprietorship which has adopted this Plan and shall include any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control, or an affiliated service group (within the meaning of Sections 414(b), (c), and (m) of the Code, respectively) of which the entity identified above is a member. Any employer so aggregated with the Plan Sponsor under this Section
1.16 shall be referred to under the Plan as an "Affiliated Employer."

         1.17 The term "Employer Matching Contributions" shall mean the contributions made by the Employer during the Plan Year by reason of the Participant's election to make Voluntary Employee Contributions to the Plan.

         1.18 The term "Family Member" shall mean the spouse and the lineal ascendants and descendants (and the spouse of such ascendants and descendants) of an Employee or former Employee as described in Section 414(q)(6)(B) of the Code.

         1.19 The term "Fiduciary" shall mean and include the Trustee, Plan Administrator, Plan Sponsor or other adopting Employer, Investment Manager, and any other person who:

         (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

         (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

         (c) has any discretionary authority or discretionary responsibility in the administration of the Plan; or

         (d) is described as a "fiduciary" in Section 3(14) or (21) of ERISA or is designated to carry out fiduciary responsibilities pursuant to this Plan and the Trust Agreement to the extent permitted by Section 405(c)(1)(B) of ERISA.

         1.20 The term "Frozen Plan" shall mean the portion of the Plan prior to this amendment and restatement that was known as the "Automatic Plan," effective January 1, 1983, under which Employer contributions were made for the purchase of Common Stock of the Employer on behalf of Participants, the terms of which are described in Article IX hereto. The provisions of the Plan apply to the Frozen Plan except as otherwise provided in Article IX.

         1.21 The term "Highly Compensated Employee" shall mean Highly Compensated active Employees and Highly Compensated former Employees as hereinafter described. A Highly Compensated active Employee includes any Employee who performs service for the Employer during the Determination Year and who, during the look-back year: (a) was at any time a five percent owner, as defined in Section 416(i)(l)(B)(i) of the Code, (b) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (c) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (d) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes Employees who are described in Subclauses
(b), (c) and (d) of the preceding sentence if the term "Determination Year" is substituted for the term "look-back year" and who are one of the 100 Employees who received the most compensation from the Employer during the Determination Year.

         The top-paid group for a Determination Year or look-back year consists of the top 20 percent of Employees ranked on the basis of compensation received during such year.

         For purposes of subclause (d) above, no more than 50 Employees (or, if lesser, the greater of three Employees or 10 percent of the Employees) shall be treated as officers. If no officer has satisfied the compensation requirement of subclause (d) above during either a Determination Year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         In determining who is a Highly Compensated Employee during the Determination Year or the look-back year, the following Employees shall be excluded:

         (a) Employees who have not completed six months of service by the end of the year;

         (b)     Employees who normally work less than 17-1/2 hours per week;

         (c) Employees who normally work less than six months during any year;

         (d) Employees who have not had their 21st birthday by the end of the year;

         (e) Employees who were included in a unit of employees covered by a collective bargaining agreement if 90% or more of the Employer's Employees were covered by collective bargaining agreements and the Plan covered only those Employees who were not covered by such agreement; or

         (f) Employees who are non-resident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer that constitutes income from services within the United States.

         For purposes of this Section, the Determination Year shall be the Plan Year for which the determination of who is Highly Compensated is being made. The look-back year shall be the 12-month period immediately preceding the Determination Year.

         A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a Highly Compensated active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday.

         If an Employee is, during a Determination Year or look-back year, a Family Member of either a five percent owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the Family Member and the five percent owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the Family Member and five percent owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five percent owner or top-10 Highly Compensated Employee. For purposes of this Section, Family Member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

         For purposes of defining the terms "Highly Compensated Employee", "Non-Highly Compensated Employee" and "Family Member", any employer required to be aggregated under Code Sections 414(b), (c), (m), or (o) shall be treated as a single employer.

         1.22  The term "Hour of Service" shall mean:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during a Plan Year.

         (b) Except as otherwise provided in this Subsection (b), each hour for which an Employee is paid, or entitled to payment from the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours of Service shall be calculated and credited pursuant to Section 2530.200b-2 of the United States Department of Labor Regulations, under which:

                 (1) No more than 501 Hours of Service will be credited under this Subsection (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan
                 Year).

                 (2) Hours of Service shall not be credited on account of a period during which an Employee is paid or entitled to payment and with respect to which no duties are performed, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability service laws, or if the payment merely reimburses the Employee for medical or medically related expenses incurred by the Employee.

                 (3) For purposes of this Subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of a particular Employee or are on behalf of a group of Employees in the aggregate.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under Subsection (a) or Subsection (b) and under this Subsection (c). The crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) shall be subject to the limitations described in Paragraphs (1), (2) and (3) of Subsection (b).

         The crediting of Hours of Service shall be subject to all the rules contained in Paragraphs (b) and (c) of the United States Department of Labor Regulations Section 2530.200b-2. For purposes of this Section 1.22, service for any employer required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o) shall be treated as service for the Employer.

         The Hours of Service for an Employee who is compensated for the Plan Year solely on the basis of commissions, as opposed to salary or hourly pay, shall be deemed to equal the quotient of such Employee's Basic Compensation divided by the lowest minimum wage under the Fair Labor Standards Act of 1938, as amended, in effect at any time during the Plan Year.

         1.23 The term "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an Account is maintained under the Plan.

         1.24 The term "Investment Manager" shall mean any Fiduciary (other than a trustee or named fiduciary) who:

         (a) has the power to manage, acquire, or dispose of any asset of the Plan;

         (b) is a bank, insurance company, or an investment advisor registered under the Investment Advisers Act of 1940; and

         (c) has acknowledged in writing that he is a fiduciary with respect to the Plan.

         1.25 The term "Market Value" shall mean the average of the high and low sale prices of a share of Common Stock as reported on the composite tape and published in The Wall Street Journal on the day on which such value is to be determined (or if there are no sale prices of a share of Common Stock reported on the composite tape on such day, then the next preceding day on which sale prices were so reported).

         1.26 The term "Net Profits" shall mean the net operating profits of the Employer for any Plan Year or Plan Years computed according to the Employer's normal accounting practices, excluding any extraordinary gains or losses from nonoperational activities.

         (a) The term "Current Net Profits" refers to the Net Profits for a particular Plan Year, which Net Profits shall be determined prior to taking into account either the income taxes for such Plan Year or the contributions for such Plan Year to this or any other plan qualified under the Code. Unless the context clearly requires to the contrary, all references to "Net Profits" in this Plan shall be references only to "Current Net Profits."

         (b) The term "Accumulated Net Profits" refers to the Net Profits for all Plan Years prior to the particular Plan Year and does take into account both income taxes and qualified plan contributions for all such prior Plan Years.

         1.27 The term "Non-Highly Compensated Employee" shall mean any Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

         1.28 The term "Normal Retirement Date" shall mean the Employee's 65th birthday.

         1.29 The term "Participant" shall mean an Employee who has met the requirements of Article II for participation hereunder. An Employee who has a Frozen Plan Account or who has deposited or caused to be transferred a "rollover contribution" pursuant to Section 7.1 hereof shall also be deemed a Participant for purposes of the Plan to the extent that the provisions of the Plan apply to the Frozen Plan Account or Rollover Account of such Employee.

         1.30 The term "Participation Date" shall mean the first day of each calendar month.

         1.31 The term "Payroll Period" shall mean the customary period of service of an eligible Employee for which the Employer makes regular payments of a portion of an eligible Employee's Basic Compensation.

         1.32 The term "Plan" shall mean the Fuqua Industries, Inc. Employees Stock Purchase Plan. Effective July 19, 1993, the term "Plan" shall mean The Actava Group Inc. Employees Stock Purchase Plan.

         1.33 The term "Plan Administrator" shall mean the committee so named as provided in Article XV hereof.

         1.34 The term "Plan Anniversary Date" shall mean the last day of the Plan Year.

         1.35 The term "Plan Sponsor" shall mean Fuqua Industries, Inc. Effective July 19, 1993, the term "Plan Sponsor" shall mean The Actava Group Inc.

         1.36 The term "Plan Year" shall mean the calendar year. For all purposes of this Plan, the Plan Year shall also constitute the "limitation year" for purposes of Section 415 of the Code.

         1.37 The term "Service in the Armed Forces" shall mean service in the armed forces of the United States for a period during which the Employee's employment rights are guaranteed by law, provided that the Employee returns to work for the Employer prior to the expiration of his employment rights.

         1.38 The term "Top Heavy Plan" or "Top Heavy" shall mean this Plan when it meets the description set forth in Section 18.3 hereof during any Plan Year beginning after December 31, 1983.

         1.39 The term "Total and Permanent Disability" or "Totally and Permanently Disabled" shall mean a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from performing the normal duties for which he is employed. The determination as to whether a Participant is totally and permanently disabled shall be made on medical evidence by a licensed physician designated by the Plan Administrator. Total and Permanent Disability shall exclude disabilities arising from:

         (a)     chronic or excessive use of intoxicants, drugs, or narcotics;

         (b) intentionally self-inflicted injury or intentionally self-induced sickness;

         (c)     a felonious act or enterprise on the part of the Participant;
or

         (d) Service in the Armed Forces where the Participant is eligible to receive a government-sponsored military disability pension.

         1.40 The term "TRASOP" shall mean the Fuqua Industries, Inc. Employees Stock Ownership Plan, as such plan may be amended from time to time.

         1.41 The term "Trust Agreement" shall mean the Trust Agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan, as it may subsequently be amended from time to time.

         1.42 The term "Trustee" shall mean the Trustee or Trustees named in the Trust Agreement.

         1.43 The term "Trust Fund" or "Trust" shall mean all cash, securities, life insurance, real estate, and any other property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

         1.44 The term "Valuation Date" shall mean the Plan Anniversary Date and such other date or dates on which the assets of the Plan are valued in accordance with Article XI hereof.

         1.45 The term "Voluntary Employee Contribution" shall mean a contribution by a Participant to the Plan pursuant to Article III hereof.

         1.46 The term "Year of Service" shall mean, for the purpose of determining eligibility to participate herein, an Eligibility Computation Period during which the Employee completes at least 1,000 Hours of Service. If an individual who is not initially eligible for the Plan should become an eligible Employee under this Plan, all Years of Service with the Employer before the individual entered the Plan, including Years of Service in any non-covered employment shall be counted for purposes of eligibility.

         Any words herein used in the masculine shall be read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

                                  ARTICLE II

                                 PARTICIPATION


         2.1     Eligibility Requirements.

         (a) Any Employee who has qualified as a Participant under the Plan in effect immediately prior to the effective date of this amendment and restatement shall remain a Participant.

         (b) Subsequent to the effective date of this amendment and restatement, any Employee of the Employer who has completed a Year of Service and who is not in a collective bargaining unit (unless there is a written agreement providing for his right to elect to participate under the Plan) shall be eligible to participate in the Plan and may elect to do so by authorizing regular payroll deductions for Voluntary Employee Contributions under the Plan on a form prescribed by the Plan Administrator and filed with the Plan Administrator at least 30 days prior to a Participation Date. Participation shall then commence with the first Payroll Period coincident with or immediately following such Participation Date.

         (c) Effective April 1, 1992, any Employee of the Employer who has completed 90 days of full-time service with the Employer and who is not in a collective bargaining unit (unless there is a written agreement providing for his right to elect to participate under The Plan) is eligible to participate in the Plan and may elect to do so by authorizing regular payroll deductions for Voluntary Employee Contributions under the Plan on a form prescribed by the Plan Administrator and filed with the Plan Administrator at least 30 days prior to a Participation Date. Participation shall then commence with the first Payroll Period coincident with or immediately following such Participation Date.

         (d) Notwithstanding anything to the contrary above or elsewhere in this Plan, effective December 31, 1986, no additional Employees shall become eligible to participate in the Frozen Plan.

         2.2 Participation upon Reemployment. For purposes of Section 2.1 above, if a Participant terminates employment and is thereafter reemployed by the Employer, the Participant may again participate in the Plan upon the commencement of the first Payroll Period following the Participation Date after his date of reemployment.

         2.3 Rights of Participants. All Participants shall be bound by the terms of the Plan, including all amendments hereto made in the manner authorized herein. Participants shall also be entitled to all of the rights and privileges afforded thereby, including those granted specifically by the Code and ERISA, which are hereby adopted by reference as a part of this Plan. The provisions of this Plan, as amended and restated, shall apply only to persons employed by the Employer on and after the effective date of the restated Plan. The rights and benefits, if any, of persons who were employed by the Employer prior to the effective date of the amendment and restatement, but who were not employed on or after such effective date, shall be determined in accordance with the provisions of the Plan in effect on the date their employment terminated.

                                  ARTICLE III

                       VOLUNTARY EMPLOYEE CONTRIBUTIONS


         3.1     Voluntary Employee Contributions.

         (a) Eligibility. An Employee may make Voluntary Employee Contributions as long as he is a Participant in the Plan and is actively employed by the Employer. A Participant may discontinue Voluntary Employee Contributions made by payroll deduction by giving written notice to the Plan Administrator in accordance with uniform rules prescribed by the Plan Administrator. Any Participant who discontinues making Voluntary Employee Contributions shall not be eligible to again make Voluntary Employee Contributions until a Participation Date not less than three months subsequent to the effective date of the suspension.

         (b) Amount of Voluntary Employee Contributions. Subject to the limitations of Articles VI and VIII hereof, a Participant may contribute to the Plan as a Voluntary Employee Contribution, through regular payroll deduction, an amount up to but not exceeding the lesser of (1) a monetary amount per Payroll Period which, when multiplied by the number of Payroll Periods in a Plan Year equals $2,000 or (2) 5% of his Basic Compensation for the related Payroll Period. Effective April 1, 1992, a Participant may contribute to the Plan such amounts as he shall determine by his written election to the Plan Administrator; provided, however, that the amount contributed by him to this Plan shall not exceed the lesser of (1) 10% of his Basic Compensation for the Plan Year or (2) twenty-two thousand dollars ($22,000.00). A Participant may change the amount of his Voluntary Employee Contributions made by payroll deduction once during any six month period by giving the Plan Administrator written notice of the change, in accordance with uniform rules prescribed by the Plan Administrator.

         (c) Change or Suspension of Contributions. Notwithstanding anything to the contrary above, a Participant may change or suspend his Voluntary Employee Contributions during any period in which Employer Matching Contributions are not made by the Employer and may suspend his Voluntary Employee Contributions during the time he is on approved sick leave or authorized leave of absence, which in either case shall not be for a period of more than three years. If a Participant ceases to receive Basic Compensation during an approved sick leave or authorized leave of absence, his payroll deductions shall be automatically suspended.

         (d) Minimum Deduction. All payroll deductions shall be in whole dollar amounts within the percentage or dollar limitation and the minimum payroll deduction that may be authorized by a Participant shall be $2 per week (if paid weekly), $5 per two weeks (if paid once every two weeks or semi-monthly) or $10 per month (if paid monthly). Alternatively, a Participant may request that his Voluntary Employee Contribution be such regular whole dollar amount within the percentage or dollar limitation as will as nearly as possible equal, but not exceed, the maximum amount with respect to which Employer Matching Contributions will be made pursuant to Section 4.1.

         3.2 Collection of Voluntary Employee Contributions. All Voluntary Employee Contributions made through payroll deduction shall be deposited into the Trust on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but, in any event, within 90 days after they have been deducted from the Participant's pay. All Voluntary Employee Contributions will be held and administered in the Trust established under this Plan.

         3.3     Separate Administration.   Participants' Voluntary Employee
Contributions shall be accounted for separately from those of the Employer and shall be credited to the Participant's Voluntary Employee Contribution Account.

         3.4 Vesting. Voluntary Employee Contributions by Participants, together with all earnings allocated thereto, shall at all times be fully vested in such Participant.

                                  ARTICLE IV

                        EMPLOYER MATCHING CONTRIBUTIONS


         4.1     Employer Matching Contributions.

                 (a) For each Plan Year, the Employer shall contribute out of its Current or Accumulated Net Profits as an Employer Matching Contribution, an amount equal to at least 20% but not more than 50% of the Voluntary Employee Contributions during each month. The percentage contribution for each Plan Year and the maximum aggregate Employer Matching Contribution per Participant each month of each Plan Year, if any, shall be determined by the Board of Directors prior to the beginning of each Plan Year.

                 (b) Effective April 1, 1992, for each Plan Year, the Employer shall contribute out of its Current or Accumulated Net Profits as an Employer Matching Contribution on behalf of each Participant, an amount equal to 50% of the first $10,000 of Voluntary Employee Contributions made by a Participant during the Plan Year, plus an amount equal to 25% of the Voluntary Employee Contributions made by a Participant during the Plan Year in excess of $10,000.

                 (c) The Employer may, at its option, in lieu of cash, deliver to the Trustee on account of all or any part of its Employer Matching Contribution, shares of Common Stock held in its treasury or authorized and unissued shares of Common Stock, such shares to be applied against such Employer Matching Contribution at an amount equal to their Market Value on the date of delivery. This option shall not be available if the Market Value of a share of Common Stock is less than its par value.

                 (d) The Employer shall not make any Employer Matching Contributions with respect to shares of Common Stock transferred from the TRASOP to a Participant's Rollover Account.

                 (e) Employer Matching Contributions for a given Plan Year shall be deposited to the Trust not later than the time prescribed by law for the filing of the federal income tax return of the Employer including any extensions which have been granted for the filing of such return.

                 (f) Employer Matching Contributions allocated to Participant's Accounts, together with all earnings allocated thereto, shall at all times be fully vested in such Participant.

                                   ARTICLE V

                            IN-SERVICE WITHDRAWALS


         5.1     In Service Withdrawals.


         (a) Voluntary Employee Contribution Account. A Participant may, upon 30 days written notice to the Plan Administrator, elect to withdraw amounts from his Voluntary Employee Contribution Account in the order listed below.

                 (1) First, a Participant shall be entitled to withdraw a portion or all of the value of his Account attributable to Voluntary Employee Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987.

                 (2) Next, if a Participant desires to withdraw an amount greater than that determined under subclause (1) above, he may then withdraw a portion or all of the value of his Account attributable to Voluntary Employee Contributions made after January 1, 1987, but he must also withdraw a ratable portion of all of the earnings and/or appreciation thereon.

         (b) Rollover Account. A Participant may, upon 30 days written notice to the Plan Administrator, elect to withdraw a portion or all of the value of his Rollover Account.

         (c) Employer Matching Contribution Account. A Participant may, upon 30 days written notice to the Plan Administrator, elect to withdraw amounts credited to his Employer Matching Contribution Account; provided, however, that no Common Stock allocated to a Participant's Employer Matching Contribution Account shall be distributable until it has been held in such Account for a period of at least two years following such allocation. If a Participant has participated in the Plan for at least 60 consecutive months, however, Common Stock allocated to his Employer Matching Contribution Account may be withdrawn regardless of when it was allocated to such Account.

         (d) Suspension of Contributions Following Withdrawal From Voluntary Employee Contribution Account. Any Participant who makes a withdrawal under the provisions of subparagraph (a) of this Section 5.1 shall be suspended from making Voluntary Employee Contributions under the Plan for a period of six months for each such withdrawal, each such suspension to run from the end of the latest of any suspensions to which the Participant is subject at the time of the effectiveness of the withdrawal.

         (e) Suspension of Contributions Following Withdrawal From Rollover or Employer Matching Contribution Account. Any Participant who makes a withdrawal under the provisions of paragraphs (b) or (c) of this Section 5.1 shall be suspended from making Voluntary Employee Contributions under the Plan for a period of 12 months. No part of any Employer Matching Contributions shall be allocated to such Participant's Employer Matching Contribution Account unless and until the Participant resumes Voluntary Employee Contributions under the

Plan.  Any Participant who makes a withdrawal under the provisions of this
Article V may resume Voluntary Employee Contributions under the Plan on the commencement of the first Payroll Period coincident with or following a Participation Date occurring after the period of the Participant's suspension expires.

         (f) No Restoration. No Participant may repay any amount or restore any Common Stock withdrawn by him.

         5.2     Form of Distribution.

         (a) Withdrawals of Voluntary Employee Contributions. Except with respect to fractional shares, a Participant may make withdrawals from his Voluntary Employee Contribution Account only in the form of Common Stock.

         (b) Other Withdrawals. Except with respect to fractional shares, withdrawals from a Participant's Rollover Account or Employee Matching Contribution Account shall be made in the form of Common Stock unless the Participant requests that the Plan distribute cash instead by selling a specified number of shares of Common Stock and delivering to him the net proceeds of the sale.

                                  ARTICLE VI

                       LIMITATIONS ON EMPLOYER MATCHING
              CONTRIBUTIONS AND VOLUNTARY EMPLOYEE CONTRIBUTIONS


         6.1 Effective Date and Special Definitions. This Article VI is effective for Plan Years beginning after December 31, 1986. For purposes of this Article VI, the following definitions shall apply:

         (a) The term "Actual Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Voluntary Employee
Contributions, Employer Matching Contributions and Qualified Nonelective Matching Contributions, if any, under the Plan, on behalf of the Eligible Participant for the Plan Year to the Participant's Basic Compensation for the Plan Year.

         (b) The term "Average Actual Contribution Percentage" shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group.

         (c) The term "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

         (d) The term "Qualified Nonelective Matching Contributions" shall mean supplemental contributions made by the Employer and allocated to a Participant's Qualified Nonelective Matching Contribution Sub-account under the Plan that the Participant may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, that are distributable only in accordance with the distribution provisions of this Plan that are applicable to Participants' Accounts and that meet each of those conditions described in Treasury Regulations Section 1.401(m)-1(b)(5). Qualified Nonelective Matching Contributions may be made, in the sole discretion of the Employer, in the event that the limitations imposed by Section 6.2 below are not satisfied. Such contributions shall be made on behalf of each Non-Highly Compensated Employee Participant in the amount necessary to satisfy the limitations of Section 6.2 and shall be allocated among the Qualified Nonelective Matching Contribution Sub-accounts of such Participants in the proportion that each Non-Highly Compensated Employee Participant's Basic Compensation bears to the Basic Compensation of all such Non-Highly Compensated Employee Participants. Notwithstanding the foregoing, if Employer Matching Contributions satisfy all conditions applicable to Qualified Nonelective Matching Contributions, separate accounting for Employer Matching Contributions and Qualified Nonelective Matching Contributions shall not be necessary.

         6.2 Limitations on Employer Matching and Voluntary Employee Contributions. Notwithstanding Sections 3.1 and 4.1 hereof, effective for Plan Years beginning after December 31, 1986, the Plan shall satisfy the nondiscrimination test of Section 401(m) of the Code, under which the Average Actual Contribution Percentage for Participants shall not exceed (a) or (b) as follows:

         (a) The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (b) The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two provided that the Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points.

         (c) Multiple Use Limitation. Notwithstanding the foregoing, if this Plan does not satisfy both the 1.25% test set forth in subsection (a) above and the 1.25% test set forth in Section 401(k)(3)(A)(ii)(I) of the Code, and if one or more Highly Compensated Employees makes elective deferral contributions under a cash or deferred arrangement subject to Code Section 401(k) sponsored by the Employer and makes Voluntary Employee Contributions under this Plan or receives Employer Matching Contributions subject to Section 401(m) of the Code and the sum of the actual deferral percentage under the Code
Section 401(k) Plan (the "Actual Deferral Percentage") and the Average Contribution Percentage under this Plan of those Highly Compensated Employees subject to either or both tests exceeds the "aggregate limit" as defined below, then the Contribution Percentage of those Highly Compensated Employees who also participate in the cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is the highest) so that the aggregate limit is not exceeded.

         The amount by which each Highly Compensated Employee's Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. For purposes of determining if the aggregate limit has been exceeded, the Actual Deferral Percentage under the Code Section 401(k) Plan and the Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections are made that were required to meet the Actual Deferral Percentage test and the Actual Contribution Percentage test. Multiple use does not occur if either the Actual Deferral Percentage or the Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and the Contribution Percentage of the Non-Highly Compensated Employees.

         For purposes of this Section the term "aggregate limit" shall mean the sum of (a) 1.25 percent of the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage for the Plan Year of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (b) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. "Lesser" is substituted for "greater" in (a) above, and "greater" is substituted for "lesser" after "two plus the" in (b) if it would result in a larger aggregate limit.

      6.3 Special Rules for Employer Matching and Voluntary Employee Contributions.

         (a) For purposes of Section 6.2, the Actual Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Voluntary Employee Contributions or to have Employer Matching Contributions allocated to his accounts under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the regulations under Section 401(m) of the Code.

         (b) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections only if aggregated with this Plan, then Section 6.2 shall be applied by determining the Actual Contribution Percentages of Eligible Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

         (c) For purposes of determining the Actual Contribution Percentage of an Eligible Participant who is either a five percent owner or one of the 10 most highly paid Highly Compensated Employees, the Voluntary Employee Contributions, Employer Matching Contributions and Basic Compensation of such Participant shall include the Voluntary Employee Contributions, Employer Matching Contributions and Basic Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees.

         (d) For purposes of determining the Contribution Percentage test, Voluntary Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Employer Matching Contributions and Qualified Nonelective Matching Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

         (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the Contribution Percentage test and the amount of Qualified Nonelective Matching Employer Contributions used in such test.

         (f) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         6.4     Distribution of Excess Aggregate Contributions.

         (a) In General: Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to

Participants whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Employer Matching Contributions, Qualified Nonelective Matching Contributions and Voluntary Employee Contributions of each Family Member that is combined to determine the Average Contribution Percentage. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

         (b) Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year or the date of distribution, as elected by the Plan
Administrator. The income or loss allocable to Excess Aggregate Contributions is the sum of:

                 (1) income or loss allocable to the Participant's Voluntary Employee Contribution Account or Employer Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance attributable to the Participant's Voluntary Employee Contributions or Employer Matching Contributions minus the income or plus the loss allocable to such account balance during such Plan Year; and

                 (2) if the Plan Administrator shall determine, 10% of the amount determined under subclause (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

         Notwithstanding the foregoing, the Plan Administrator may use any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

         (c) Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be distributed first from the Participant's Voluntary Employee Contribution Account, and then forfeited, if otherwise forfeitable, or distributed from the Participant's Employer Matching Contribution Account. Forfeitures of Excess Employer Matching Contributions shall be applied to reduce future Employer contributions.

         (d) Amount of Excess Aggregate Contributions. The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is to be determined by the leveling method described in Treasury Regulation Section 1.401(m)-1(e)(2), under which the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced to the extent required to:

                 (1) enable the Plan to satisfy the Average Contribution Percentage Test described in Subsections (a) and (b) of Section 6.2, or

                 (2) cause such Highly Compensated Employee's Contribution Percentage to equal the ratio of the Highly Compensated Employee with the next highest Contribution Percentage.

         This process must be repeated until the Plan satisfies the Average Contribution Percentage test. The amount of Excess Aggregate Contributions for a Plan Year for a Highly Compensated Employee is equal to the total Voluntary Employee Contributions and Employer Matching Contributions taken into account for the Average Contribution Percentage test minus the amount determined by multiplying the Employee's Contribution Percentage, as determined above, by his compensation.

         (e) Correction for Family Members. The determination and correction of the amount of Excess Aggregate Contributions of a Highly Compensated Employee whose Contribution Percentage is determined under the family aggregation rules described in Regulation Section 1.401(m)-1(e)(2)(iii), is accompanied by reducing the actual contribution ratio as required under Subsection (d) above and allocating the Excess Aggregate Contributions for the family group among the family members in proportion to the Voluntary Employee and Matching Contributions of each Family Member combined to determine the Actual Contribution Ratio.

                 (1) For Plan Years beginning after December 31, 1986, if a Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) because that Employee is either a five-percent owner or one of the 10 most Highly Compensated Employees, the combined Actual Contribution Ratio for the family group (treated as one Highly Compensated Employee) must be determined by combining the Voluntary Employee Contributions, Matching Contributions, amounts treated as Matching Contributions, and compensation of all the eligible Family Members.

                 (2) The Employee and Matching Contributions, amounts treated as Matching Contributions, and compensation of all family members are disregarded for purposes of determining the Actual Contribution Percentage for the group of Highly Compensated Employees, and the group of Nonhighly Compensated Employees.

                 (3) If an Employee is required to be aggregated as a member of more than one family group in a plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

         (f) Coordination with Correction of Excess Contributions. The amount of Excess Aggregate Contributions with respect to a Participant for a Plan Year shall be recalculated after determining the Excess Contributions to be recharacterized as Voluntary Employee Contributions for the Plan Year.

         (g) Method of Distributing Excess Aggregate Contributions. The distribution (or forfeiture, if applicable) of Excess Aggregate Contributions shall be made on the basis of the respective portions of such amounts attributable to each such Highly Compensated Employee.

                                  ARTICLE VII

                  ROLLOVER CONTRIBUTIONS AND DIRECT TRANSFERS

         7.1 Rollovers and Transfers from Other Plans. An Employee who is a participant in the TRASOP may elect to create a Rollover Account under the Plan for the purpose of having such Rollover Account receive the transfer of shares distributed from the TRASOP to such participant either directly from the TRASOP or from the participant after distribution of such shares to him by the TRASOP. The Plan Administrator shall establish rules and procedures to implement this Section 7.1, including without limitation, such procedures as may be appropriate to permit the Plan Administrator to verify the tax qualified status of the TRASOP and compliance with any applicable provisions of the Code relating to such contributions and transfers. The amount contributed or transferred to the Trustee pursuant to this Section 7.1 shall be placed in the Employee's Rollover Account for the benefit of the Employee. The Employee shall have a fully vested interest in the balance of his Rollover Account at all times and such Account shall share in the earnings, gains and losses of the Trust Fund as set forth in Section 11.3 of the Plan. An Employee shall be entitled to a distribution of his Rollover Account at the same time and in the manner as he is entitled to his other Accounts pursuant to the applicable provisions of Article XII hereof. The Employer shall not make any Employer Matching Contributions with respect to shares of Common Stock transferred as a rollover to the Plan from the TRASOP.

                                 ARTICLE VIII

                     OVERALL LIMITATIONS ON CONTRIBUTIONS


         8.1     Section 415 Limitations.

         (a) Definition of Annual Additions. For all purposes of this Plan, effective for Plan Years beginning after December 31, 1986, the term "Annual Additions" shall mean the amount allocated to a Participant's Accounts during the Limitation Year that constitutes:

                 (1)      Employer contributions;

                 (2)      Voluntary Employee Contributions;

                 (3)      Forfeitures; and

                 (4) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

         (b) Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

                 (1)      the Defined Contribution Dollar Limitation, or

                 (2) 25% of the Participant's "Compensation", as defined in Section 8.1(d)(4) below, for the Limitation Year.

         (c)     Special Rules.  The Compensation limitation referred to in
Section 8.1(b)(2) above shall not apply to any contribution for medical benefits (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as Annual Additions under Sections 415(l)(1) or 419A(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12- consecutive month period, the maximum permissible amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                 Number of Months in the Short Limitation Year
                 ---------------------------------------------
                                      12

         (d)     Section 415 Definitions.

                 (1) The term "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year. The term "Limitation Year" shall mean the Plan Year as defined in Section 1.36 hereof.

                 (2) The term "Defined Benefit Plan Fraction" for any Plan Year, with respect to a particular Participant, shall mean a fraction:

                          (A) The numerator of which is the sum of the Participant's projected annual benefits under all Defined Benefit Plans (whether or not terminated) maintained by the Employer (determined as of the close of the Plan Year), and

                          (B) The denominator of which is the lesser of (1) the product of 1.25 times the dollar limitation in effect for the Plan Year under Code Section 415(b)(1)(A) or (d), or (2) the product of 1.4 times 100% of such Participant's average Compensation for his highest three consecutive Plan Years of participation.

         Notwithstanding the above, if the Participant was a participant in one or more Defined Benefit Plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction shall not be less than 1.25 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the Defined Benefit Plans individually, and in the aggregate, satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 Limitation Year.

                 (3) The term "Defined Contribution Plan Fraction" with respect to a particular Participant for any Plan Year shall mean a fraction:

                          (A) The numerator of which is the sum of the Annual Additions to the Participant's account under all Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and prior Limitation Years, as of the close of such Plan Year, and

                          (B) The denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each prior Plan Year of Service with the Employer:

                                  (1) The product of 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year (determined without regard to Code
                          Section 415(c)(6)); or

                                  (2)      The product of 1.4 times the amount
                          which may be taken into account under Code Section 415(c)(1)(B) (or subsection 415(c)(7), if applicable) with respect to the Participant for the Plan Year.

         Notwithstanding the above, if the Participant was a participant in one or more Defined Contribution Plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction shall be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this
         Section 8.1 became effective to any plans of the Employer in existence on July 1, 1982.

                 (4) The term "Compensation" shall mean all amounts paid or made available to an Employee which are treated as compensation under Treasury Regulation Section 1.415-2(d)(2) and are not excluded from compensation under Treasury Regulation Section 1.415-2(d)(3).

                          (A) Items Includable as Compensation. For purposes of applying the limitations of Section 415 of the Code, the term "Compensation" includes:

                                  (1)      the Participant's wages, salaries
                          and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)).

                                  (2)      in the case of a Participant who is
                          an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder).

                                  (3)      amounts described in Sections
                          104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee.

                                  (4)      amounts paid or reimbursed by the
                          Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under
                          Section 217 of the Code.

                                  (5)      the value of a non-qualified stock
                          option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted.

                                  (6)      the amount includable in the gross
                          income of an Employee upon making the election described in Section 83(b) of the Code.

                          (B) Items Not Includable as Compensation. The term "Compensation" does not include items such as:

                                  (1)      contributions made by the Employer
                          to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension described in Section 408(k) of the Code are not considered as Compensation for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation are not considered as Compensation for Code Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non- qualified plan are permitted to be considered as Compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

                                  (2)      amounts realized from the exercise
                          of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Section 83 of the Code and the regulations thereunder.

                                  (3)      amounts realized from the sale,
                          exchange or other disposition of stock acquired under a qualified stock option.

                                  (4)      other amounts which receive special
                          tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee) or contributions made by an Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

                 Except as otherwise provided in this Plan, Compensation for purposes of Section 415 of the Code shall be determined on the basis of the Plan Year.

         (e) Combined Plan Limits. If an Employee is a Participant in this Plan and in one or more Defined Benefit Plans maintained by the Employer then, in addition to the limitations contained in Subparagraph (b) above, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any Plan Year.

         8.2 Special Rules for Plans Subject to Overall Limitations Under Code Section 415(e).

         (a) Recomputation Not Required. The Annual Additions for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Voluntary Employee Contributions as Annual Additions.

         (b) Adjustment of Defined Contribution Plan Fraction. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

         8.3 Correction of Contributions in Excess of Section 415 Limits. If, the Annual Additions for a Participant exceed the limits of Section 8.1 as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section 8.3, the excess amounts shall not be deemed Annual Additions if they are treated in accordance with any one or more of the following:

         (a) return to the Participant that portion, or all, of his Voluntary Employee Contributions as is necessary to ensure compliance with
Section 9.01; and

         (b) forfeiture of that portion, or all, of the Employer Matching Contributions that were allocated to the Participant's Accounts, as is necessary to ensure compliance with Section 8.1.

         Any amounts distributed or returned to the Participant under Subsections (a) or (b) above shall be disregarded for purposes of the actual contribution percentage test of Section 401(m)(2) of the Code.

         Any amounts forfeited under Subsection (b) above shall be held in a suspense account and shall be applied toward funding the Employer Matching Contributions for the next succeeding Plan Year. No income or investment gains and losses shall be allocated to the suspense account provided for under this
Section 8.3. If any amount remains in a suspense account provided for under this Section 8.3 upon termination of this Plan, such amount will revert to the Employer notwithstanding any other provision of this Plan.

         8.4 Combination of Plans. Notwithstanding any provisions contained herein to the contrary, in the event that the Employer maintains any other Defined Contribution Plan and the sum of the Annual Additions with respect to a Participant exceeds the limitations contained in Section 8.1, corrective adjustments shall be made in said Participant's Accounts under this Plan unless such other Defined Contribution Plan provides for corrective adjustments that will prevent a violation of the limitations contained in
Section 8.1.

                                  ARTICLE IX

                   PROVISIONS PERTAINING TO THE FROZEN PLAN


         9.1 Eligibility and Participation. Participants in the Frozen Plan in effect immediately prior to the effective date of the amendment and restatement of the Plan shall continue to be Participants in the Frozen Plan until their participation in the Frozen Plan is terminated as provided in
Section 9.2 below, however, no additional Participants shall be added to the Frozen Plan subsequent to December 31, 1986.

         9.2 Termination of Participation. A Participant's participation in the Frozen Plan shall terminate upon (a) the termination of his employment with the Employer for any reason; (b) his death, or (c) his Total and Permanent Disability.

         9.3     Contributions.

         (a) No contributions shall be made by Participants under the Frozen Plan.

         (b) The Employer shall not make any contributions to the Frozen Plan for periods subsequent to December 31, 1986.

         9.4     Accounts of Participants.

         (a) There shall be established for each Participant in the Frozen Plan a separate Account under the Plan known as the Participant's Frozen Plan Account which shall reflect the allocation thereto of shares of Common Stock on behalf of the Participant pursuant to the Frozen Plan.

         (b) Allocations of cash dividends, stock dividends and other investment earnings or losses to the Frozen Plan Accounts of Participants in the Frozen Plan shall be made in accordance with the provisions of Section 11.3 below.

         9.5 Vesting. The balance in each Participant's Frozen Plan Account shall be fully vested at all times.

         9.6     Distribution of Frozen Plan Account.

         (a) Time of Distribution. Upon a Frozen Plan Participant's (1) termination of employment with the Company for any reason, (2) death, (3) Total and Permanent Disability, or (4) in the discretion of the Plan Administrator in the event of (i) a transfer of the Participant to the employment of an acquiring employer from the employment of the Employer in the case of a sale to such acquiring corporation of substantially all of the assets used by the Employer in a trade or business conducted by the Employer, or (ii) the disposition by the Employer of its interest in a subsidiary thereof when the Participant continues employment with such subsidiary, the Participant (or in the case of his death, his Beneficiary) shall receive a distribution of his

Frozen Plan Account at the time and manner specified in Article XII hereunder unless otherwise provided in this Article IX.

         (b) Age 59 1/2 Withdrawal. No shares of Common Stock may be withdrawn by a Participant from his Frozen Plan Account prior to his termination of employment, death or Total and Permanent Disability, except that a Participant who has attained age 59-1/2 may request the distribution of all shares of Common Stock held in his Frozen Plan Account, provided he has also requested the distribution of all shares of Common Stock held in all his Accounts, if any, under the Plan, and such distribution shall be made not later than the time the shares in the other Accounts are distributed.

         (c) Form of Distribution. In connection with a distribution of his Frozen Plan Account, the Participant, or in case of his death, his Beneficiary, may by written notice to the Plan Administrator, elect either (1) to have the number of full shares credited to his Frozen Plan Account distributed in the form of Common Stock with fractional shares paid in cash or
(2) to have the fair value of such shares distributed in cash. If no such election is made by the Participant or his Beneficiary, the Plan Administrator shall make the distribution in Common Stock. The fair value shall be the Market Value of such Common Stock on the day prior to the day on which such distribution is made.

                                   ARTICLE X

                             VOTING COMPANY STOCK


         10.1    Voting Rights.

         (a) A Participant is entitled to direct the Trustee as to the manner in which any Company Stock allocated to his Accounts is to be voted.
The Trustee will notify Participants of each occasion for the exercise of voting rights and will forward copies of any proxy material within a reasonable time after it is secured from the Employer. A Participant shall elect to exercise such right by filing written voting instructions with the Trustee at such time and in such form as the Trustee may reasonably specify. The Trustee shall vote all unallocated shares and shares of Company Stock in Accounts of all Participants from whom no such instructions have been received in proportion to the aggregate vote of all shares voted pursuant to instructions received from Participants with respect to the Common Stock held in their Accounts.

         (b) Participants will be allowed to direct the voting of fractional shares or fractional rights to shares. This requirement will be satisfied if the Trustee, or such other person or persons as the Trustee may designate, votes the combined fractional shares or rights to shares to the extent possible to reflect the instructions of the Participants holding fractional shares or rights of shares.

                                  ARTICLE XI

                   ALLOCATIONS AND ACCOUNTS OF PARTICIPANTS


         11.1 Investment of Contributions. Except as provided in Section 11.3(h) below and except for cash needed in the administration of the Plan, as promptly as possible after receipt of any cash contribution, the Trustee shall apply the same to the purchase of shares of Common Stock (a) in the open market, (b) from the Employer at the Market Value (except if the Market Value of a share of Common Stock is less than its par value), (c) from others, at not more than the Market Value on the day preceding the purchase, or (d) from the Accounts of Participants to whom cash distributions are made. Notwithstanding the foregoing, any portion of the Trust may, pending its permanent investment or distribution, be invested in short-term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein, even though the same may not be legal investments for the Trustee under the laws of any jurisdiction.

         11.2 Valuations. As of each annual Valuation Date and at such other date or dates as elected by the Plan Administrator, the Trustee shall determine the fair market value of the Trust Fund and the Plan Administrator shall determine the fair market value of the Accounts of each Participant. The value of the Accounts of Participants as of any Valuation Date shall be equal to the value of such Accounts as of the last Valuation Date, plus or minus the applicable adjustments contained in Section 11.3.

         11.3 Allocations. As of each Valuation Date, the Accounts of each Participant shall be adjusted in the manner provided in this Section.

         (a) Determining Earnings or Losses. The investment earnings (or losses, if the computation specified in this sentence results in a negative figure) of the Trust Fund shall be equal to (1) the fair market value of the Trust Fund, (excluding amounts held in separate accounts pursuant to Section
13.3 and the value of any insurance contracts) as of the current Valuation Date; less (2) the fair market value of the Trust Fund (excluding amounts held in separate accounts pursuant to Section 13.3 and the value of any insurance contracts) as of the immediately preceding Valuation Date; plus (3) benefit payments to Participants (excluding payments from separate accounts established under Section 13.3 and any other disbursements from an Account on behalf of a particular Participant since the last preceding Valuation Date; less (4) any Employer Matching Contributions, Voluntary Employee or Rollover Contributions made to the Trust Fund during the Plan Year.

                 (1) Allocating Earnings or Losses. Investment earnings or losses shall be allocated to each Participant, other than Participants for whom separate accounts have been established under
         Section 13.3 prior to the Valuation Date in question, in the ratio that the value of each Account of each such Participant as of the last preceding Valuation Date, minus any amount paid, segregated, or disbursed to or on behalf of the Participant under Subsection (a) above since the last preceding Valuation Date, bears to the total value of the Accounts of all such Participants as of the last preceding Valuation Date, minus the amounts paid, segregated, or disbursed to or on behalf of all such Participants under Subsection (a) above since the last preceding Valuation Date. For the purposes of this subparagraph, the value of any insurance contract shall be excluded in determining the value of any Account.

         (b) Employer Matching Contributions. At least quarterly, the Employer Matching Contribution Account of each Participant who has made Voluntary Employee Contributions during the valuation period shall be increased by an allocation (on the basis of the weighted average cost per share thereof) of Employer Matching Contributions in the amount determined under Section 4.1 hereof.

         (c) Rollover Accounts. At least quarterly, the Rollover Account of each Participant shall be increased by the amount of his Rollover Contributions or direct transfers, if any, made pursuant to Section 7.1 since the immediately preceding allocation Date.

         (d) Voluntary Employer Contribution Accounts. At least quarterly, the Voluntary Employee Contribution Account of each Participant shall be increased by the allocation (on the basis of the weighted average cost per share thereof) of his Voluntary Employee Contributions, if any, made pursuant to Section 3.1 since the immediately preceding Valuation Date.

         (e) Cash Dividends. Cash dividends received by the Trustee with respect to Common Stock or otherwise shall be used to purchase Common Stock in the manner permitted under Section 11.1 which Common Stock shall then be allocated among the Participants' Accounts in the Plan in the same proportion as the Common Stock in the Trust Fund on the applicable record date is allocated or allocable to such respective Accounts.

         (f) Stock Dividends. Stock dividends in the form of Common Stock and Common Stock resulting from stock splits, received by the Trustee for the Plan shall be allocated in the same manner as cash dividends. Any fractional shares received may, in the Trustee's discretion, either be sold or converted to a whole share.

         (g) Other Property. Stock (other than Common Stock) and securities and other property received by the Trustee as a dividend or distribution with respect to Common Stock in Participants' Accounts shall be sold and the proceeds applied in the same manner as a cash dividend.

         (h) Stock Exchanges. In the event of a merger, reorganization or recapitalization in which Common Stock is exchanged for other stock or securities, the Trustee shall effect such exchange with respect to all Common Stock in Participants' Accounts and the Plan Administrator shall allocate the stock and securities received in such exchange among the Participants' Accounts in proportion to the number of shares and fractions of a share of Common Stock allocated or allocable to said respective Accounts at the time of such exchange. Thereafter, such stock or securities shall be deemed to be Common Stock for all purposes of the Plan, except as the Board of Directors may otherwise determine. Any fractional share or fractional unit received in such exchange shall be handled in the same manner as a fractional share in a stock dividend.

         11.4 Determinations of Value. In determining the value of the Trust Fund, and the Accounts of Participants, the Trustee and the Plan Administrator shall exercise their best judgment, and all such determinations of value shall be binding upon all Participants and their Beneficiaries.

                                  ARTICLE XII

          RETIREMENT, DEATH, DISABILITY AND TERMINATION OF EMPLOYMENT


         12.1 100% Vesting in All Accounts. A Participant's Voluntary Employee Contribution Account, Employer Matching Contribution Account, Frozen Plan Account and Rollover Account shall at all times be 100% vested and nonforfeitable.

         For purposes of this Article XII, any Voluntary Employee Contributions or Rollover Contributions made by a Participant, or any payments or distributions made to or for him during the Plan Year of his termination for any reason shall be credited to or subtracted from the appropriate Account of the Participant prior to final determination of the Participant's distributable interest in the Plan.

         12.2 Normal Retirement. After both reaching his Normal Retirement Date and retiring, a Participant shall become entitled to payment of the full value of his Accounts as of the Valuation Date immediately following his Normal Retirement Date. The Participant shall elect a form of benefit payment and a time for commencement of benefits pursuant to Article XIII hereof. The actual payment of benefits under this Section 12.2 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

         12.3 Late Retirement. In the event that a Participant continues as an Employee of the Employer following his Normal Retirement Date in accordance with the Employer's employment practices or in accordance with applicable law, such Participant shall continue to be an active Participant under the Plan, subject to the provisions of Section 13.2(c), until his retirement, and, upon his retirement, he shall become entitled to the full value of his Accounts, subject to the provisions of Section 13.2(c), as of the Valuation Date immediately following his date of retirement. The Participant shall elect a form of benefit payment and a time for commencement of benefits pursuant to
Article XIII hereof. The actual payment of benefits under this Section 12.3 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

         12.4    Death Benefits.

         (a) If a Participant dies while an active Participant under the Plan, his Beneficiary or Beneficiaries shall be entitled to the full value of his Accounts, subject to the provisions of Section 13.2(c), as of the Valuation Date immediately following his date of death. The Beneficiary or Beneficiaries shall elect a form of benefit payment and time for commencement of benefits pursuant to Article XIII hereof. The actual payment of benefits hereunder shall satisfy all obligations of the Trust to such Beneficiary or Beneficiaries and the Participant's Accounts shall be ineligible to receive further allocations of Employer contributions or earnings or losses of the Trust Fund.

         (b) Except as provided in this Subsection (b), the balance of the Participant's Accounts shall be payable in full to the Participant's surviving spouse.

         If there is no surviving spouse, or if the spouse of the Participant consents in writing, the balance of the Participant's Accounts may be paid in full to a designated Beneficiary. Any consent by a spouse that the balance of the Participant's Accounts may be payable to a designated Beneficiary must be in writing, must acknowledge the effect of such consent and must be witnessed by the Plan Administrator or a notary public. Further, the consent must acknowledge the specific nonspouse Beneficiary so named and provide (1) that the Participant may not subsequently change the nonspouse Beneficiary without again obtaining his or her spouse's consent or (2) that the spouse expressly permits changes in the designation without any requirement of further consent by the spouse. The Plan Administrator may, in its sole discretion, require information or documentation necessary to establish to its satisfaction that the spouse's consent described above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. For purposes of this Subsection (b), any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

         If there is no surviving spouse, or if a Participant's spouse has consented in the manner described in the immediately preceding paragraph, each Participant shall have the right to designate, by giving a written designation to the Plan Administrator, a person or persons or entity other than his or her spouse as his designated Beneficiary to receive the death benefit provided under this Section 12.4. Successive designations may be made, and the last designation received by the Plan Administrator prior to the death of the Participant shall be effective and shall revoke all prior designations, provided that appropriate spousal consent has been obtained. If a designated Beneficiary shall die before the Participant, his interest shall terminate, and, unless otherwise provided in the Participant's designation, if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A Participant shall have the right to designate the method of payment of benefits to his Beneficiary or Beneficiaries in the Participant's Accounts under the Plan. The Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

         If a Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive the Participant, his death benefits shall be paid in accordance with the provisions of Section 13.4 of this Plan.

         12.5 Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Plan Administrator shall certify such fact to the Trustee, and such Disabled Participant shall be entitled to receive the full value of his Accounts, subject to the provisions of Section 13.2(c), as of the Valuation Date immediately following the date the Participant separates from service due to his Total and Permanent Disability. The Participant shall request a manner and a time for commencement of benefits pursuant to Article XIII hereof. The actual payment of benefits under this
Section 12.5 shall satisfy all obligations of the Trust to such Participant and such Participant shall be ineligible to receive further allocations of Employer contributions and earnings or losses of the Trust Fund unless he is subsequently reemployed by the Employer.

         12.6 Termination of Employment. Whenever the employment of a Participant is terminated for reasons other than his actual retirement on his Normal, Early or Late Retirement Date, death or Total and Permanent Disability, the Participant shall become subject to the following provisions:

         (a) Filing of Claim. Upon termination of employment, the Participant may file a written claim for benefits with the Plan Administrator requesting distribution of 100% of his Accounts determined as of the Valuation Date coincident with or immediately following his termination of employment and paid as soon as possible after such Valuation Date. Alternatively, such Participant may elect to defer receipt of his distributable balance to a time not later than that set forth in Section 13.2(c) hereof.

         (b) Mandatory Cash-Out. Notwithstanding that the Participant may not have incurred a Break in Service, and irrespective of whether the Participant files a written claim for benefits or elects to defer receipt of benefits under Subsection (a), the Plan Administrator shall direct payment in a single sum to such Participant if the vested portion of his Accounts (attributable to both Employer and Employee contributions) does not exceed $3,500 determined as of the Valuation Date immediately following his termination of employment. The distribution shall be made as soon as possible after such Valuation Date. The Plan Administrator shall not cash-out any Participant whose vested benefits exceed $3,500 without the written consent of the Participant. Any Participant who receives a mandatory distribution under this Section 12.6(b) and is subsequently reemployed by the Employer shall be eligible to buy back into the Plan pursuant to the terms and conditions of
Section 13.7 hereof.

                                 ARTICLE XIII

                   DISTRIBUTION OF BENEFITS TO PARTICIPANTS

         13.1 Form of Distribution. Subject to the provisions of Section 13.2(b) and 13.2(c), a Participant separating from service for any reason, or his Beneficiary in the event of the Participant's death, shall elect a time for commencement of distribution of any benefits under the Plan as provided hereinafter. The election by the Participant or the Beneficiary shall be in writing and shall be filed with the Plan Administrator at least 30 days before distribution is to be made. Except as provided in Sections 9.6(c) and 13.2(a)(iii), all distributions made from the Plan shall be made in a lump sum distribution in shares of Common Stock and an amount of cash equal to the Market Value of any fractional shares of Common Stock and the fair value of any other property allocated to a Participant's Accounts; provided, however, that the Plan Administrator and Trustees, may, but shall not be required to accept written instructions from a Participant that shares of Common Stock be sold by the Plan on behalf of such Participant and the net proceeds of the sale, after any related expenses, be delivered to the Participant.

         Distributions of Common Stock hereunder shall be deemed to have been made on the day the Trustee mails or otherwise makes delivery of shares of Common Stock to the Employer's transfer agent with instructions to transfer such shares to the Participant. Distributions of cash hereunder shall be deemed to have been made on the day the Trustee issues its check for delivery to the Participant. Distributions of other property hereunder shall be deemed to have been made when the Trustee mails or otherwise makes delivery of such property to the Participant.

         13.2 Commencement of Benefits. Subject to a Participant's consent, distribution of a Participant's Accounts under this Section shall be made or commence as follows:

         (a)     Earliest Date.

                 (i) Retirement. In the case of a Participant whose employment terminates due to retirement, as soon as practicable after the allocation of all shares of Common Stock purchased on behalf of such Participant during the Plan Year in which the Participant's employment terminates due to such event, but no later than 60 days after the close of the Plan Year in which the Participant's employment terminates.

                 (ii) Disability. In the case of a Participant whose employment terminates due to Total and Permanent Disability, as soon as practicable after the Participant separates from service due to such Total and Permanent Disability, but no later than 60 days after the close of the Plan Year in which the Participant terminates his employment due to such event.

                 (iii) Death. In the case of a Participant who dies: (a) while actively employed; or (b) after his termination of employment due to retirement or Total and Permanent Disability, but before distribution of his Accounts, as soon as practicable after such death, in a lump sum or in such periodic annual installments (not to exceed five) as may be directed by the Plan Administrator.

                 (iv) Other Terminations. In the case of a Participant whose employment terminates for any reason other than death, Total and Permanent Disability or retirement, as soon as practicable after the Participant's termination of employment, but no later than 60 days after the close of the Plan Year in which the Participant's employment terminates.

                 (v) Limited Deferral Option. Notwithstanding the provisions of Subsections (i) through (iv) above and subject to the approval of the Plan Administrator, a Participant may elect that the payment to him of any benefit under the Plan will commence at a date up to two years after his termination of employment. The election referred to in this Section 13.2(a)(v) must be made, if at all, by the Participant submitting such election to the Plan Administrator prior to termination of his employment, on a form prescribed by the Plan Administrator, stating the date when such payments shall commence.
         Any election to defer payment pursuant to this Section 13.2(a)(v) shall be irrevocable; provided, however, that in the case of the death of the Participant, his Beneficiary may request earlier termination of the deferral period.

         (b)     Required Distribution.  Notwithstanding the provisions of
Section 13.2(a), unless the Participant or his Beneficiary elects to have payment begin at a later date, payment of benefits to the Participant shall begin not later than 60 days after the last day of the Plan Year in which the latest of the following events occur:

                 (1)      the Participant's Normal Retirement Date;

                 (2) the 10th anniversary of the date the Employee became a Participant; or

                 (3)      the Participant's separation from service.

         (c) Required Minimum Distributions On and After January 1, 1989. Notwithstanding anything to the contrary contained elsewhere in the Plan and subject to the transitional rules described in Subsection (d) below, effective for taxable years beginning after December 31, 1988, the entire interest of a Participant shall be distributed no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 ("required beginning date"), without regard to the actual date of separation from service, or shall be distributed beginning not later than the required beginning date, in accordance with Treasury Regulations over the life of such Participant or over the lives of such Participant and a designated beneficiary (or over a period not extending beyond the life expectancy of such Participant and a designated beneficiary).

         (d) Transitional Rule. Any Participant who is not a five percent owner and who has attained age 70-1/2 by January 1, 1988 may defer the commencement of benefit payments under Subsection (c) above until he actually separates from service with the Employer. This transitional rule shall only apply if the Participant is not a five percent owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 and in any subsequent Plan Year.

         (e) Determining Required Minimum Distributions. All distributions required pursuant to Subsections (c) and (d) above shall be made in accordance with Proposed Treasury Regulations 1.401(a)(9)-2.

         13.3 Earnings for Deferred Accounts or Installment Payments. If the distribution of benefits to a Participant or to the Beneficiary of a Participant will either be paid in installments or be delayed beyond one or more Valuation Dates if payable in a lump sum, his Accounts shall remain in the Trust Fund and shall continue to participate in the allocation of earnings or losses as provided in Section 11.3 hereof until fully distributed.

         Alternatively, the Plan Administrator may direct that the Participant's Accounts be segregated from the other Trust Fund assets and invested in a separate account. The investment of such separate account shall be in such federally insured accounts as determined by the Trustee, with all interest earned on such investments credited to such accounts and all disbursements charged thereto. Such accounts may be held in cash, but only for a limited period between investments or as a reserve to meet installment distributions.

         13.4 Beneficiaries. If, at the time of a Participant's death, benefits are still outstanding and his named Beneficiary does not survive him, the benefits shall be paid to the Participant's named Contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or Contingent Beneficiary (or if no Beneficiary or Contingent Beneficiary was effectively named), the benefits shall be paid, in either a lump sum or in periodic installments (not to exceed five annual installments), in the discretion of the Plan Administrator, as provided in Section 12.5, to the person or persons in the first of the following classes of beneficiaries with one or more members of such class then surviving: the Participant's (a) surviving spouse; (b) children; or (c) executors and administrators. If the Beneficiary or Contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the entire death benefit, the remaining portion of such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary or Contingent Beneficiary.

         13.5    Account Adjustments.

         (a) The distributable value of a Participant's Accounts shall be appropriately adjusted to take into account any payments or distributions to or for the Participant as the result of his attaining age 70-1/2 prior to his actual retirement, death or disability.

         (b) The receipt by a Participant of any payments or distributions as the result of his attaining age 70-1/2 prior to his actual retirement, death or disability shall in no way affect the entitlement of an otherwise eligible Participant or his Beneficiaries to receive further allocations of Employer Contributions and earnings or losses on the remaining balance of his Accounts.

         13.6 Cash-Out Procedure. If the Participant, on or before the date of his termination of employment by reason of discharge or resignation or within a reasonable period of time thereafter (but not later than the Valuation Date for the Plan Year during which such termination occurs), requests in writing that the Plan Administrator distribute to him the vested portion of his Accounts, the Plan Administrator shall direct the Trustee to pay such amount to the Participant within 60 days following his request, notwithstanding that the Participant shall not then have incurred a Break in Service. The Participant's Accounts shall be determined as of the Valuation Date immediately preceding the date of his termination (appropriately adjusted to take into account any Voluntary Employee Contributions or Rollover Contributions made by or on behalf of the Participant or any payments or distributions made to or for him since such Valuation Date). Once the Plan Administrator issues the directive for the Trustee to pay the Participant, the cash-out shall be deemed to be in process or pending. Absent a buy-back by the Participant under Section 13.7, the actual payment of benefits under this Section 13.6 shall satisfy all obligations of the Trust to such Participant, and such Participant shall be entitled to no allocations of Employer contributions or earnings or losses as of the Valuation Date coincident with or immediately following his termination of employment.

         13.7 Buy-Back Procedure. A terminated Participant who has voluntarily elected to receive a cash-out of benefits pursuant to Section 13.6 (or who receives a mandatory cash-out of the Plan pursuant to Section 12.6(b)) and who returns to the employ of the Employer before incurring five consecutive Breaks in Service shall be permitted to repay the cash-out amount to the Trust Fund and thereby be entitled to a restoration of his benefits under the Plan in an amount not less than that amount determined as of the Valuation Date immediately preceding the actual payment of the cash-out, unadjusted by any subsequent gains or losses. The Participant must repay the full amount distributed to him before the earlier of (a) five years from the first date on which the Participant is subsequently reemployed by the Employer or (b) the close of a period of five consecutive Breaks in Service commencing after the withdrawal. The permissible sources for restoration of accrued benefits are subsequent (a) income or gain to the Plan; or (b) Employer contributions. Restoration of accrued benefits to which an Employee is entitled under this Section shall be made, as deemed necessary and proper by the Plan Administrator, from one or more of the permissible sources named above prior to the normal allocation of such funds under this Plan. A terminated Participant who is deemed to be cashed-out of the Plan pursuant to Subsection 13.6 above and who returns to the employ of the Employer before incurring five consecutive Breaks in Service shall be deemed to have bought back into the Plan and shall also be entitled to a restoration of his benefits as provided under this
Section 13.7.

         13.8 TEFRA 242(b)(2) Transitional Rules. Any distribution made pursuant to a TEFRA transitional rule distribution election shall meet the requirements of Code Section 401(a)(9) as in effect on December 31, 1983, and shall also satisfy Code Sections 401(a)(11) and 417.

         13.9 Requirement for Direct Rollovers. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article XIII, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                 (a)      Definitions.

                 (1) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                 (3) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                 (4) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         13.10 Consent and Notice Requirements. If the value of the vested portion of a Participant's Accounts derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the vested account balance is immediately distributable, the Participant must consent to any distribution of such vested account balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the annuity starting date. The term annuity starting date shall mean the first day of the first period for which an amount is paid as an annuity or in any other form. A vested account balance is immediately distributable if any part of the vested account balance could be distributed to the Participant before the Participant attains the later of his Normal Retirement Date or age 62.

         The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's vested account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code; such notification shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

         If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

                                  ARTICLE XIV

                               CLAIMS PROCEDURE


         14.1 Filing of Claim. A Participant or Beneficiary shall make a claim for Plan benefits by filing a written request with the Plan Administrator upon a form to be furnished to the Participant or Beneficiary for such purpose.

         14.2 Denial of Claim. If a claim is wholly or partially denied, the Plan Administrator shall furnish the Participant or Beneficiary with written notice of the denial within 60 days of the date the original claim was filed. This notice of denial shall provide: (a) the reason for denial; (b) specific reference to pertinent Plan provisions on which the denial is based;
(c) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary; and (d) an explanation of the Plan's claim procedure.

         14.3 Review of Denial. The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to: (a) engage representation to assist the Participant or Beneficiary in any manner; (b) review pertinent documents; and
(c) submit comments in writing.

         14.4 Decision upon Review. The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided in Section 14.3 above.

         14.5 Extension of Claim Procedure Time Periods. Notwithstanding any provision in this Article XIV to the contrary, the Plan Administrator may extend any time period described herein as he may deem necessary, provided, however, that any such extension shall meet the requirements of Department of Labor Regulations Section 2560.503-1.

                                  ARTICLE XV

                            THE PLAN ADMINISTRATOR


         15.1 Designation. The Plan Sponsor shall be the Named Fiduciary of the Plan with authority to control and manage the operation and administration of the Plan. The powers of the Named Fiduciary shall include, but are not limited to, designating persons other than the Named Fiduciary to carry out such fiduciary responsibilities (other than Trustee responsibilities) as it may specify; consulting with and advising the Trustee as to investment matters relating to the purposes of the Plan; and employing one or more persons to render advice with regard to any responsibility the Named Fiduciary, or any fiduciary designated by the Named Fiduciary, may have under the Plan.

         The Named Fiduciary shall appoint persons to serve as members of the Stock Purchase Plan Committee who shall then serve as the Plan Administrator and have such authority and powers as are provided herein or as are designated in writing by the Named Fiduciary. If the Committee has been delegated any specific functions in the Plan, those functions shall be exercised subject to the control of the Named Fiduciary.

         The Named Fiduciary and the Stock Purchase Plan Committee shall each act through its officers, members or agents. Any member of the Stock Purchase Plan Committee may resign or be removed by the Named Fiduciary at any time.

         The Stock Purchase Plan Committee shall maintain a permanent record of its actions with respect to the Plan which shall be available for inspection by appropriate parties as provided in the Code and ERISA.

         15.2 Responsibilities in General. Subject to the limitations of the Plan, the Plan Administrator shall from time to time establish rules for the administration of the Plan and transaction of its business. The records of the Employer, as certified to the Plan Administrator, shall be conclusive with respect to any and all factual matters dealing with the employment of a Participant. The Plan Administrator shall have the specific and discretionary authority to interpret the Plan and shall determine all questions of fact arising in the administration, interpretation, and application of the Plan, and all such determinations by the Plan Administrator shall be conclusive and binding on all persons, subject, however, to the provisions of the Code and ERISA.

         15.3 Payment Orders. The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to Participants who qualify for such payments hereunder. Such written order to the Trustee shall specify the name of the Participant, his Social Security number, his address, and the amount and frequency of such payments.

         15.4 Expenses. All expenses of administration of the Plan, including, but not limited to, legal fees, Trustee's fees, transfer taxes on distributions, other costs of operation, and all commissions, transfer taxes, charges and other costs directly involved in the purchase by the Trustee of shares of Common Stock shall be borne by the Employer.

         15.5 No Discrimination. The Plan Administrator shall not take action or direct the Trustees to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Plan Administrator which would be discriminatory in favor of Participants who are officers, shareholders, or Highly Compensated Employees, or which would result in benefiting one Participant or group of Participants at the expense of another, or result in discrimination between Participants similarly situated, or in the application of different rules to substantially similar sets of facts.

         15.6 Requests by Trustee for Instructions. The Trustee may request instructions in writing from the Plan Administrator on any matters affecting the Trust and may rely and act thereon.

         15.7 Allocations. The Plan Administrator shall be responsible for the determination of the Accounts of each Participant. The Trustee need not segregate the assets representing the various Accounts of Participants for investment purposes, except as indicated in Section 13.3.

                                  ARTICLE XVI

                          THE TRUST FUND AND TRUSTEE


         16.1 Existence of Trust. The Plan Sponsor has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

         16.2 Exclusive Benefit Rule. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants, their Beneficiaries, or Contingent Beneficiaries under this Plan, or the payment of reasonable administrative expenses. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement or both.

         16.3 Removal of Trustee. The Board of Directors of the Plan Sponsor may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee(s).

         16.4 Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, or to control and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.

         16.5 Integration of Trust. The Trust Agreement shall be deemed to be a part of this Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

                                 ARTICLE XVII

                           AMENDMENT AND TERMINATION


         17.1 Right to Amend. The Plan Sponsor reserves the right at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with regulations promulgated under the Code or ERISA which must be complied with so that the Plan and Trust Fund may continue to remain qualified and to preserve the tax exempt status of the Trust. No modification or amendment shall make it possible for Trust assets to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

         If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and may not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment shall be deemed to reduce or eliminate Code Section 411(d)(6) protected benefits if the amendment has the effect of either (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or (b) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard any amendment to the extent that application of the amendment would fail to satisfy this paragraph. If the Plan Administrator disregards an amendment because the amendment would violate clause (a) or clause (b), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants.

         The Plan Sponsor may amend the Plan by adding overriding plan language where such language is necessary to satisfy Sections 415 or 416 of the Code because of the required aggregation of multiple plans under those Sections.

         17.2 Right to Terminate. The Plan Sponsor may, by action of its Board of Directors, terminate the Plan and the Trust either in its entirety or in its application to any subsidiary, division, office or other employing unit.

         17.3 Distributions upon Termination. If the Plan is terminated and if the Employer does not establish a successor plan, the interest of each Participant shall either be distributed in a lump sum or in periodic installments, in cash or in kind, or shall continue to be held in Trust at the discretion of the Plan Administrator until such time as the amount otherwise becomes distributable to the Participant upon death, retirement, disability or separation from service.

                                 ARTICLE XVIII

                             TOP HEAVY PROVISIONS


         18.1 Top Heavy Provisions and Definitions. The following definitions and provisions shall automatically become effective for any Plan Year commencing after December 31, 1983 in which the Plan is determined to be a Top Heavy Plan as described in Section 18.3 below.

         18.2    Definitions.

         (a) The term "Aggregate Account" shall mean for each Participant as of the Determination Date, the sum of:

                 (1) The balance of his Account as of the most recent valuation occurring within a 12 month period ending on the Determination Date;

                 (2) An adjustment for any Employer contributions due as of the Determination Date. Such adjustment shall be the amount of any Employer Contributions actually made after the Valuation Date but before the Determination Date, except for the first Plan Year when such adjustments shall also reflect the amount of any Employer contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                 (3) Any Plan distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top Heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, will be counted;

                 (4) Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to qualified tax deductible Employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

                 (5) With respect to unrelated rollovers and plan to plan transfers (which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan to plan transfers, it shall always consider such rollover or plan to plan transfers as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan to plan transfers, it shall not consider such rollovers or plan to plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan to plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance;

                 (6) With respect to related rollovers and plan to plan transfers (ones either not initiated by the Employee or made to a Plan maintained by the Employer), if this Plan provides for the rollover or plan to plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan to plan transfer, it shall consider such rollover or plan to plan transfer as part of the Participant's Aggregate Account balance irrespective of the date on which such rollover or plan to plan transfer is accepted;

                 (7) Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1984, the Account balance of any Employee who has not performed any Hours of Service for the Employer maintaining the Plan at any time during the five year period ending on the Determination Date shall be excluded from the calculations in determining whether the Plan is Top Heavy.

         (b) The term "Aggregation Group" shall mean either a Required Aggregation Group or a Permissive Aggregation Group as determined below.

                 (1) Required Aggregation Group. In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                 In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                 (2) Permissive Aggregation Group. The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) or
         410.  Such group shall be known as a Permissive Aggregation Group.

                 In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group shall be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                 (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such Plans are Top Heavy Plans.

         (c) The term "Determination Date" shall mean (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year, the last day of such Plan Year.

         (d) The term "Key Employee" shall mean any Employee, former Employee, beneficiary of an Employee or former Employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Employer having an annual compensation greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for any Plan Year; (2) one of the 10 employees having annual compensation from the Employer of more than the limitation in effect under Code
Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer; (3) the owner of five percent of the outstanding stock of the Employer or of stock possessing more than five percent of the total combined voting power of all of the stock of the Employer (taking into account attribution pursuant to Code Section 318); or (4) the owner of one percent of the outstanding stock of the Employer or of stock possessing more than one percent of the total combined voting power of all of the stock of the Employer (taking into account attribution pursuant to Code
Section 318) who has an annual compensation from the Employer of more than $150,000.00. For purposes of determining whether an Employee is a Key Employee, with respect to Plan Years beginning on or after January 1, 1989, the compensation to be considered shall be all compensation as defined in Code
Section 415(c)(3), but including Employer contributions made pursuant to a salary reduction agreement.

         (e) The term "Non-Key Employee" shall mean any Employee other than a Key Employee as defined above.

         (f) The term "Present Value of Accrued Benefit" shall mean, in the case of a Defined Benefit Plan, a Participant's present value of accrued benefits as determined under the provisions of the applicable Defined Benefit Plan.

         (g) The term "Top Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

                 (1) the Present Value of the Accrued Benefits of Key Employees under all Defined Benefit Plans included in the group, and

                 (2) the Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the group, exceeds 60% of a similar sum determined for all Employees.

         (h) The term "Top Heavy Plan Year" shall mean that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

         18.3    Determination of Top Heavy Status.

         (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date: (1) the Present Value of Accrued Benefits of Key Employees; or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any Plan of an Aggregation Group, exceeds 60% of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Plan).

         (b) This Plan shall be a super Top Heavy Plan for any Plan Year in which, as of the Determination Date: (1) the Present Value of Accrued Benefits of Key Employees; or (2) the sum of the Aggregate Accounts of Key Employees under this Plan and any Plan of an Aggregation Group, exceeds 90% of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

         18.4 Special Provisions Required by Top Heavy Plan Status. For all Plan Years in which this Plan is a Top Heavy Plan, and to the extent necessary to maintain the qualified status of the Plan under Code Section 401(a) for all Plan Years in which the Plan is not a Top Heavy Plan, the following special provisions shall apply, notwithstanding any other provisions of this Plan to the contrary:

         (a) Minimum Allocations. For any Top Heavy Plan Year, the sum of the Employer contributions and forfeitures allocated to the Employer contribution Account of each Non-Key Employee shall be equal to at least three percent of such Non-Key Employee's compensation. However, should the sum of the Employer contributions and forfeitures allocated to the Accounts of each Key Employee for such Top Heavy Plan Year be less than three percent of each Key Employee's compensation, the sum of the Employer contributions and forfeitures allocated to the Accounts of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of each Key Employee. For purposes of the minimum allocation, "compensation" shall mean Compensation as defined in Section 8.1(d)(4) hereof. However, Employer Matching Contributions may not be used to satisfy the minimum allocation requirement under this Subsection (a). Notwithstanding the foregoing, qualified nonelective contributions described in Section 401(m)(4)(C) of the Code may be treated as Employer contributions for purposes of the minimum allocation requirement under this Subsection (a).

         If a Key Employee is a Participant in both a Defined Contribution Plan and a Defined Benefit Plan that are both part of a Top Heavy Group (but neither of such plans is a Super Top Heavy Plan), the Defined Contribution Fraction and the Defined Benefit Fraction set forth in Sections 8.1(d)(3) and 8.1(d)(2) shall remain unchanged, provided the Account of each Non-Key Employee who is a Participant receives an extra allocation (in addition to the minimum allocation set forth above) equal to not less than one percent of such Non-Key Employee's compensation.

         For purposes of the minimum allocations set forth above, the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and forfeitures allocated on behalf of such Key Employee divided by the compensation of such Key Employee.

         For any Top Heavy Plan Year, the minimum allocation set forth above shall be allocated to the Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the Plan Anniversary Date, including Non-Key Employees who have (1) failed to complete a Year of Service and (2) declined to make a mandatory contribution, if any such contributions are required by the Plan.

         Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a Defined Benefit Plan maintained by the Employer, and both such plans are Top Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum Defined Benefit Plan benefit and the full separate minimum Defined Contribution Plan allocations. Instead, each Non-Key Employee covered under both Top Heavy Plans shall receive a defined benefit minimum equal to the lesser of 2% of compensation multiplied by the Participant's Years of Service after 1984 during which years the Plan is a Top-Heavy Plan or 20% of his compensation.

         Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy (within the meaning of Section 416(g) of the Code), effective for Plan Years beginning after December 31, 1986, the accrued benefit of an Employee other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated Employers, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         (b) Minimum Vesting. If a Participant's termination of employment occurs while the Plan is a Top-Heavy Plan, the Plan's vesting schedule shall continue to apply.

         (c) Basic Compensation. The term "Basic Compensation" for any Top Heavy Plan Year shall disregard compensation in excess of $200,000 (or such other amount as the Secretary of Treasury may designate).

         (d) Impact on Maximum Benefits. Subject to the provisions of Subsection (a) above for any Plan Year in which the Plan is a Top Heavy Plan, Sections 8.1(d)(2)(B) and 8.1(d)(3)(B)(1) shall be read by substituting the number "1.0" for the number "1.25" wherever it appears therein.

                                 ARTICLE XIX

                           MISCELLANEOUS PROVISIONS


         19.1 Prohibition Against Diversion. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

         19.2 Prudent Man Rule. For purposes of Part 4 of Title I of ERISA, the Employer, the Trustee, and the Plan Administrator shall each be Fiduciaries and shall each discharge their respective duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
Without limiting the generality of the above, it is specifically provided that the appointment and retention of any parties pursuant to Article XV of the Plan are "duties" of the Employer for purposes of this Section.

         19.3 Responsibilities of Parties. The Employer shall be responsible for the administration and management of the Plan except for those duties specifically allocated to the Trustee or Plan Administrator. The Trustee shall have exclusive responsibility for the management and control of the assets of the Plan, except for the investment of assets directed by Plan Participants pursuant to the terms of the Trust Agreement. The Plan Administrator shall have exclusive responsibility for all matters specifically delegated to it by the Employer in the Plan.

         19.4 Reports Furnished Participants. The Plan Administrator shall furnish to each Plan Participant, and to each Beneficiary receiving benefits under the Plan, within the time limits specified in the Code and ERISA, each of the following:

         (a)     a summary plan description and periodic revisions;

         (b)     notification of amendments to the Plan; and

         (c) a summary annual report which summarizes the annual report filed with the Department of Labor.

         19.5 Reports Available to Participants. The Plan Administrator shall make copies of the following documents available at the principal office of the Employer for examination by any Plan Participant or Beneficiary:

         (a)     the Plan document and Trust Agreement; and

         (b)     the latest annual report.

         19.6 Reports Upon Request. The Plan Administrator shall furnish to any Plan Participant or Beneficiary who so requests in writing, once during any twelve-month period, a statement indicating, on the basis of the latest available information:

         (a)     his total benefits accrued, and

         (b) the nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable.

         The Plan Administrator shall also furnish to any Plan Participant or Beneficiary who so requests in writing, at a reasonable charge to be prescribed by regulation of the Secretary of Labor, any document referred to in Section 19.5.

         19.7 Merger or Consolidation of Plan Sponsor. In the event of the dissolution, merger, consolidation or reorganization of the Plan Sponsor, provision may be made by which the Plan and Trust will be continued by the successor, and, in that event, such successor shall be substituted for the Plan Sponsor under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Plan Sponsor under this Plan.

         19.8 Non-Alienation or Assignment. Except as may be otherwise permitted or required by law, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process whatsoever. Neither a Participant nor his Beneficiaries may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary. If any Participant or Beneficiary shall become bankrupt or attempt to anticipate, sell, alienate, transfer, pledge, assign, encumber, or change any benefit specifically provided for herein, or if a court of competent jurisdiction enters an order purporting to subject such interest to the claim of any creditor, then such benefit shall be terminated and the Trustee shall hold or apply such benefit to or for the benefit of such Participant or Beneficiary in such manner as the Plan Administrator, in its sole discretion, may deem proper under the circumstances.

         Notwithstanding the above, the Plan Administrator and Trustee shall comply with any "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code) which is a "qualified domestic relations order" satisfying the requirements of Section 414(p) of the Code. The Plan Administrator shall establish procedures for (a) notifying Participants and alternate payees who have or may have an interest in benefits which are the subject of domestic relations orders, (b) determining whether such domestic relations orders are qualified domestic relations orders under Section 414(p) of the Code, and (c) distributing benefits which are subject to qualified domestic relations orders.

         19.9 Plan Continuance Voluntary. Although it is the intention of the Plan Sponsor that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Plan Sponsor, and the continuance of the Plan and the payments thereunder are not to be assumed as a contractual obligation of the Plan Sponsor.

         19.10 Suspension of Contributions. The Plan Sponsor specifically reserves the right, in its sole and uncontrolled discretion, to modify or suspend contributions to the Plan (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

         19.11 Payments to Minors and Others. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, or any other Participant or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, then the Plan Administrator, in his sole, absolute, and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt by such guardian, committee, relative, or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

         19.12 Unclaimed Benefits. If any benefits payable to, or on behalf of, a Participant are not claimed within a reasonable period of time from the date of entitlement, as determined by the Plan Administrator, and following a diligent effort to locate such person, the Plan Administrator shall file a Form SSA or any successor form with the annual report for the appropriate Plan Year with respect to such Participant. If the Participant or his Beneficiary or Contingent Beneficiary does not file a claim for benefits prior to the Valuation Date of the Plan Year during which such Participant's 72nd birthday occurs, such Participant shall be presumed dead and the post-death benefits, if any, under this Plan shall be paid to his Beneficiary if he is then living and can be located following a diligent search, or to the person or persons specified under Section 13.4 if the Beneficiary is not then living or cannot be located.

         19.13 Merger or Consolidation of Plan. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

         19.14   Amendment of Former Vesting Schedule.

         (a)     Election of Former Vesting Schedule.  If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's vested interest under the Plan or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage of his Accounts computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following date:

                 (1) the date which is 60 days after the date the amendment is adopted;

                 (2) the date which is 60 days after the day the Plan amendment becomes effective; or

                 (3) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

Such election shall be available only to an individual who is a Participant at the time such election is made, and such election shall be irrevocable.

         (b) No Divestiture By Reason of Amendment. If the vesting schedule of this Plan is amended or the vesting schedule of any preceding plan is amended by adoption of this amendment and restatement, the nonforfeitable percentage of a Participant's Accounts not attributable to Voluntary Employee Contributions (determined as of the later of the date such amendment is adopted or becomes effective) shall be at least the nonforfeitable percentage computed under the Plan as of the later of such dates without regard to the amendment.

         19.15 Indemnification. The Employer hereby agrees to indemnify any current or former Employee or member of the Board of Directors to the full extent of any expenses, penalties, damages, or other pecuniary loss which such current or former Employee or member of the Board of Directors may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan or fiduciary activities actually performed in connection with the Plan. Such indemnification shall be paid by the Employer to the current or former Employee or member of the Board of Directors to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall such items be paid out of Plan assets.

         Notwithstanding the foregoing, this indemnification agreement shall not relieve any current or former Employee or member of the Board of Directors serving in a fiduciary capacity of his fiduciary responsibilities and liabilities to the Plan for breaches of fiduciary obligations, nor shall this agreement violate any provision of Part 4 of Title I of ERISA as it may be interpreted from time to time by the United States Department of Labor and any court of competent jurisdiction.

         19.16 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between the Plan Sponsor (or any other Employer) and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

         19.17 Governing Law. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the

United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         19.18 Headings Not Part of Agreement. Headings of sections and subsections of the Plan are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction thereof.

         IN WITNESS WHEREOF, the Plan Sponsor has caused this Amendment and Restatement to be executed this the 28th day of December, 1994, to be effective as of January 1, 1989, except as otherwise specifically provided herein.

                                         PLAN SPONSOR:
(CORPORATE SEAL)

ATTEST:

By: /s/ Walter M. Grant                  By: /s/ Frederick B. Beilstein, III
    ----------------------------------       ----------------------------------
    Title:  Secretary                        Title:  Senior Vice President

               DELEGATION OF RESPONSIBILITIES PURSUANT TO ERISA

         The following fiduciaries have accepted the duties and responsibilities delegated to them under the Plan pursuant to ERISA until their successors are duly appointed and qualified, this 28th day of December, 1994.

                                         PLAN SPONSOR:

(CORPORATE SEAL)

ATTEST:

By: /s/ Walter M. Grant                  By: /s/ Frederick B. Beilstein, III
    ----------------------------------       ----------------------------------
    Title: Secretary                         Title: Senior Vice President


                                         STOCK PURCHASE PLAN COMMITTEE:


                                         /s/ Frederick B. Beilstein, III
                                         --------------------------------------


                                         /s/ Walter M. Grant
                                         --------------------------------------


                                         /s/ Victor E. Goetz
                                         --------------------------------------